PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated October 25, 2004)               REGISTRATION NO. 333-89355




                               [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                            Biotech HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Biotech HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                            Share      Trading
        Name of Company                          Ticker    Amounts     Market
---------------------------------------------   -------   --------   ---------
Affymetrix, Inc.                                   AFFX        4       NASDAQ
Alkermes, Inc.                                     ALKS        4       NASDAQ
Amgen Inc.                                         AMGN      64.48     NASDAQ
Applera Corporation--Applied Biosystems Group*      ABI        18        NYSE
Applera Corporation--Celera Genomics Group*         CRA         4        NYSE
Biogen IDEC Inc.                                   BIIB      26.95     NASDAQ
Chiron Corporation                                 CHIR       16       NASDAQ
Enzon Pharmaceuticals, Inc.                        ENZN        3       NASDAQ
Genentech, Inc.                                    DNA        88        NYSE
Genzyme Corporation                                GENZ       14       NASDAQ
Gilead Sciences, Inc.                              GILD       32       NASDAQ
Human Genome Sciences, Inc.                        HGSI        8       NASDAQ
ICOS Corporation                                   ICOS        4       NASDAQ
MedImmune, Inc.                                    MEDI       15       NASDAQ
Millennium Pharmaceuticals, Inc.                   MLNM       12       NASDAQ
QLT Inc.                                           QLTI        5       NASDAQ
Sepracor Inc.                                      SEPR        6       NASDAQ
Shire Pharmaceuticals Group p.l.c.                SHPGY     6.8271     NASDAQ

---------------------

* The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.